                    Exhibit 10.61G

SEVENTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT AND THIRD AMENDMENT TO REVOLVING LINE OF CREDIT NOTE

This SEVENTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT AND THIRD AMENDMENT TO REVOLVING LINE OF CREDIT NOTE (this “Amendment”), dated as of July 9, 2019 (the “Seventh Amendment Effective Date”), is entered into by and between KEWAUNEE SCIENTIFIC CORPORATION, a Delaware corporation (the “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Bank”).

W I T N E S S E T H:

WHEREAS, the Bank has made available to the Borrower certain term loans and lines of credit pursuant to the terms and conditions of (i) that certain Credit and Security Agreement, dated as of May 6, 2013, by and between the Borrower and the Bank, as amended by that certain First Amendment to Credit and Security Agreement dated as of July 9, 2013, as further amended by that certain Second Amendment to Credit and Security Agreement dated as of June 4, 2014, as further amended by that certain Third Amendment to Credit and Security Agreement and First Amendment to Revolving Line of Credit Note dated as of June 3, 2015 (the “Third Amendment”), as further amended by that certain Fourth Amendment to Credit and Security Agreement and Second Amendment to Revolving Line of Credit Note dated as of March 12, 2018 (the “Fourth Amendment”), as further amended by that certain Fifth Amendment to Credit and Security Agreement dated as of April 15, 2019, and as further amended by that certain Sixth Amendment to Credit and Security Agreement dated as of May 28, 2019 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), (ii) that certain Revolving Line of Credit Note, dated May 6, 2013, made by the Borrower and payable to the order of the Bank, as amended by the Third Amendment and the Fourth Amendment (as the same may further be amended, restated, supplemented or otherwise modified from time to time, the “Revolving Note”) and (iii) certain other Loan Documents executed in connection therewith, as amended, restated, supplemented or otherwise modified from time to time;

WHEREAS, the Borrower has requested that the Bank (i) amend the Credit Agreement and the Revolving Note to effect a change in the financial covenants set forth in the Credit Agreement and (ii) amend certain other terms and provisions of the Credit Agreement, on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1.Specific Amendments to Credit Agreement. The parties hereto agree that the Credit Agreement is amended as follows:
(a)    Section 4.3(c) (Financial Statements) of the Credit Agreement is hereby amended by adding a new clause (iii) to the end of the paragraph as follows:

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“and (iii) during any period in which the Senior Funded Debt to EBITDA Ratio is not tested under Section 4.9(b) of this Agreement, setting forth the information and computations (in sufficient detail) to establish a separate calculation of the Senior Funded Debt to EBITDA Ratio for purposes of calculating the Applicable Margin (as that term is defined in the Line of Credit Note);”

(b)    Section 4.9(a) (Financial Condition) of the Credit Agreement is hereby (i) amended by deleting reference to “1.0 to 1.0 at any time” and replacing it with “1.25 to 1.0 at any time, as evidenced from the Seventh Amendment Effective Date through the fiscal quarter ending April 30, 2020 by a monthly compliance certificate signed by an authorized financial officer of the Borrower to be delivered to Bank no later than 30 days after each calendar month” and (ii) further amended by adding a final sentence as follows:

“Notwithstanding the foregoing, the terms and conditions of this Section 4.9(a) may be revised from time to time by the Bank in the Bank’s reasonable discretion to address the results of any field examination performed by (or on behalf of) the Bank from time to time after the Closing Date”.

(c)    Section 4.9(b)    (Financial Condition) of the Credit Agreement is hereby amended by deleting the first sentence in its entirety and replacing it as follows:

(b)    (i) Senior Funded Debt to EBITDA Ratio not greater than 2.50 to 1.00 at any time, calculated as of each fiscal quarter end, commencing with the fiscal quarter ending April 30, 2020, determined on a rolling 4-quarter basis.

(d)    Section 4.9(c) (Financial Condition) of the Credit Agreement is hereby amended by deleting the first sentence in its entirety and replacing it as follows:

(c)    (i) Fixed Charge Coverage Ratio not less than 1.30 to 1.0 as of each fiscal quarter end, commencing with the fiscal quarter ending October 31, 2019, determined (i) on a quarterly basis for the fiscal quarter ending October 31, 2019, (ii) on a rolling 2-quarter basis for the fiscal quarter ending January 31, 2020, and (iii) on a rolling 4-quarter basis commencing with the fiscal quarter ending April 30, 2020 until the Termination Date.

(e)    Section 4.9 (Financial Condition) of the Credit Agreement is hereby amended by adding (i) a new clause (d) and (ii) a final paragraph as follows:

(d)    Minimum EBITDA for the Borrower and its Subsidiaries on a consolidated basis of not less than $850,000.00 on the last day of the fiscal quarter ending July 31, 2019.

Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP as in effect on the Closing Date; and, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth herein such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein.

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Section 2.    Amendment to Revolving Note.
(a)    The Section entitled ‘DEFINITIONS’ of the Revolving Note is hereby amended by adding the following new definitions in appropriate alphabetical order:

“Applicable Margin” means:

(i) from the Seventh Amendment Effective Date until the Termination Date, the following percentages per annum, based upon the Senior Funded Debt to EBITDA ratio set forth in the most recent compliance certificate received by the Bank, provided that, in the case of any Applicable Margin determined during the fiscal quarter ending July 31, 2019, the Applicable Margin shall be Tier II as referenced below:

Tier	Senior Funded Debt to EBITDA Ratio	Applicable Margin for Daily One Month LIBOR Advances	Applicable Margin for Prime Rate Advances
I	< 2.50x	1.50%	0.50%
II	>2.50x but < 3.50x	2.25%	0.75%
III	>3.50x	3.00%	1.00%

“Prime Rate” means at any time the rate of interest most recently announced within Bank at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of Bank's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Bank may designate. If the rate of interest announced by Bank as its Prime Rate at any time is less than zero percent (0.0%), then for purposes of this Note the Prime Rate shall be deemed to be zero percent (0.0%).

(b)    Paragraph (a) of the Section entitled ‘INTEREST’ in the Revolving Note is hereby deleted and replaced in its entirety as follows:

(a)    Interest. The outstanding principal balance of this Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed) at a fluctuating rate per annum determined by Bank to be Daily One Month LIBOR or the Prime Rate, as applicable in effect from time to time plus the Applicable Margin. Each change in the rate of interest hereunder shall become effective on each Business Day a change in Daily One Month LIBOR or Prime Rate, as applicable, is announced within Bank. Bank is hereby authorized to note the date and interest rate applicable to this Note and any payments made thereon on Bank's books and records (either manually or by electronic entry) and/or on any schedule attached to this Note, which notations shall be prima facie evidence of the accuracy of the information noted.

At any time any portion of this Note bears interest determined in relation to the Prime Rate, Borrower may convert all or a portion thereof so that it bears interest

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determined in relation to the Daily One Month LIBOR rate. At any time any portion of this Note bears interest determined in relation to Daily One Month LIBOR, Borrower may convert all or a portion thereof so that it bears interest determined in relation to the Prime Rate. At the time an advance is made hereunder, Borrower may choose to have all or a portion thereof bear interest determined in relation to the Prime Rate or Daily One Month LIBOR.

Section 3.    Limited Amendment. Except as expressly set forth in this Amendment, the Credit Agreement, the Revolving Note, and each other Loan Document shall continue to be, and shall remain, in full force and effect. Except as expressly set forth in this Amendment, this Amendment shall not be deemed or otherwise construed (a) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of the Credit Agreement, the Revolving Note, or any other Loan Document, (b) to prejudice any other right or remedies that Bank may now have or may have in the future under or in connection with the Credit Agreement, the Revolving Note, or the Loan Documents, as such documents may be amended, restated or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any other person, firm or corporation with respect to any waiver, amendment, modification or any other change to the Credit Agreement, the Revolving Note, or the Loan Documents or any rights or remedies arising in favor of the Bank under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Borrower, on the one hand, and the Bank, on the other hand. By its execution hereof, Borrower hereby acknowledges and agrees that this Amendment is a “Loan Document” and failure to comply with this Amendment shall constitute an Event of Default under the Credit Agreement.
Section 4.    Conditions to Effectiveness. This Amendment shall become effective as of the date when the following conditions have been met:
(a)    The Bank shall have received an original of this Amendment duly executed by the Borrower, and by the Bank (whether such parties shall have signed the same or different copies);
(b)    The Bank shall have been reimbursed by Borrower for all reasonable fees and third-party out-of-pocket charges and other expenses incurred in connection with this Amendment and the transactions contemplated thereby or otherwise due and owing pursuant to the Loan Documents as of the date hereof, including, without limitation, (y) the reasonable attorneys’ fees and expenses of Womble Bond Dickinson (US) LLP, as counsel to the Bank and (z) lien searches, title and recordation fees;
(c)    The Bank shall have received lien searches (including Uniform Commercial Code, judgments, bankruptcy and taxes) in form and scope satisfactory to the Bank with respect to the Borrower showing no existing Liens on the property of the Borrower except as permitted under the Credit Agreement;
(d)    The Bank shall have received from the Borrower an amendment fee in the amount of $15,000.00 which fee shall be fully earned by the Bank and payable on the date of this Amendment;

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(e)    The Bank shall have received the Borrower’s updated financial projections/statements;
(f)    The Bank shall have received the Borrower’s financial draft audit for the 2019 financial year in a form reasonably acceptable to the Bank.

(g)    The Bank shall have received any other documents, agreements and instruments reasonably requested by the Bank in connection with the execution of this Amendment and the transactions contemplated thereby.

Section 5.    Representations and Warranties. After giving effect to the amendments set forth herein, Borrower hereby represents and warrants to the Bank that:
(a)    Each of the representations and warranties set forth in the Credit Agreement, the Revolving Note and the other Loan Documents is true and correct in all material respects as of the date hereof as if fully set forth herein (except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date);
(b)     No Event of Default has occurred and is continuing as of the date hereof;

(c)	The execution, delivery, and performance of this Amendment have been authorized by all requisite corporate action;
(d)    The execution, delivery and performance by the Borrower of this Amendment, and compliance by it with the terms hereof and thereof, do not and will not (i) violate any provision of its certificate of incorporation, bylaws, or other applicable formation or organizational documents, (ii) contravene any requirement of law applicable to it, (iii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any material indenture, mortgage, lease, agreement, contract or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, or (iv) except for the Liens granted in favor of the Bank, result in or require the creation or imposition of any Lien upon any of its properties, revenues or assets; except, in the case of clauses (ii) and (iii) above, where such violations, conflicts, breaches or defaults, individually or in the aggregate, could not reasonably be expected to have a material adverse effect; and

(e)    This Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general equitable principles or by principles of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law).

Section 6.    Confirmation of all Loan Documents. By its execution hereof, the Borrower hereby expressly (a) consents to the amendments set forth in this Amendment, (b) reaffirms all of its respective covenants, representations, warranties and other obligations set forth in the Credit Agreement, the Revolving Note and each of the other Loan Documents and (c) acknowledges, represents and agrees that its respective covenants, representations, warranties and other obligations

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set forth in the Credit Agreement, the Revolving Note and each of the other Loan Documents remain in full force and effect.
Section 7.    Expenses. The Borrowers shall reimburse the Bank upon demand for all reasonable and documented costs and expenses (including attorneys’ fees) incurred by the Bank and outstanding as of the date hereof, including, without limitation, costs incurred in connection with the preparation, negotiation, execution, delivery, administration and enforcement of this Amendment and the other agreements and documents executed and delivered in connection herewith, whether or not this Amendment becomes effective.
Section 8.    Certain References. On and after the effectiveness of this Amendment, each reference in the Credit Agreement, the Revolving Note or any other Loan Document shall mean and be a reference to the Credit Agreement, the Revolving Note and any other Loan Document as amended by this Amendment.
Section 9.    Counterparts.    This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement, and the signature pages from any counterpart may be appended to any other counterpart to assemble fully-executed counterparts. Counterparts of this Amendment may be exchanged via electronic means, and a facsimile of any party's signature shall be deemed to be an original signature for all purposes. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
Section 10.    Definitions. All capitalized terms used herein and not otherwise defined shall have the respective meanings provided to such terms in the Credit Agreement, as amended hereby.
Section 11.    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
IN WITNESS WHEREOF, the Borrower and the Bank, on the day and year first written above, have caused this Amendment to be executed under seal.
BORROWER:
KEWAUNEE SCIENTIFIC CORPORATION

By:    /s/ Thomas D. Hull, III
Name: Thomas D. Hull III
Title: President and Chief Executive Officer
BANK:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:    /s/ Michael J. Bennett
Name: Michael J. Bennett
Title: Senior Vice President

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